                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ____________________

                                    FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              ____________________

      Date of Report (Date of earliest event reported):  DECEMBER 21, 1998


                                  CHATTEM, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    TENNESSEE                        0-5905                  62-0156300
--------------------         ----------------------     -------------------
(State of                     (Commission File No.)       (IRS Employer
incorporation)                                          Identification No.)


             1715 WEST 38TH STREET, CHATTANOOGA, TENNESSEE  37409
         -------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                (423) 821-4571
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

                               AMENDMENT NO. 1

The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated December 28, 1998 and files such amended Item 7 herewith.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
------   ------------------------------------

          On December 21, 1998, Chattem, Inc. (the "Company") and Signal Investment & Management Co. ("Signal"), its wholly-owned subsidiary, completed the acquisition from Thompson Medical Company, Inc. of a line of dietary aids and external analgesics sold under the DEXATRIM, ASPERCREME, CAPZASIN-P, CAPZASIN-HP, SPORTSCREME and ARTHRITIS HOT trademarks (the "Thompson Products"). The transaction was structured as a sale of assets and the Company paid a total of $95.0 million for the acquisition, consisting of $90.0 million in cash and 125,500 shares of the Company's common stock.

          Also on December 21, 1998, the Company refinanced its existing credit facilities with $165.0 million in senior secured credit facilities (the "Credit Facilities"). The Credit Facilities were provided by a syndicate of commercial banks, led by Bank of America as agent. The Credit Facilities include a $50.0 million revolving credit facility and a $115.0 million term loan. The Credit Facilities were used to refinance existing senior debt, to finance the acquisition of the Thompson Products and to finance working capital and other general corporate needs. The $50.0 million revolving credit facility matures on the earlier of (i) December 21, 2003 and (ii) the date on which the term loan is repaid in full. The $115.0 million term loan matures on December 21, 2003. The Credit Facilities are secured by the stock of the Company's subsidiaries and all present and future assets of the Company, including trademarks and intangibles. The Credit Facilities contain covenants, representations, warranties and other agreements by the Company that are customary in loan agreements and securities instruments relating to financings of this type.

          The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement between the Company, Signal and Thompson Medical Company, Inc., which is attached hereto as Exhibit 2.1, and the Credit Facilities which are attached hereto as Exhibits 10.1 and 10.2, all of which documents are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
------   -----------------------------------------
         INFORMATION AND EXHIBITS
         ------------------------

          (a) Financial Statements of Business Acquired:

              Report of Independent Certified Public Accountants

              Statements of Assets Acquired and Liabilities Assumed as of
                November 30, 1998 and 1997

              Statements of Net Sales and Product Contribution for the
                years ended November 30, 1998, 1997 and 1996

              Notes to Financial Statements.

          (b) Pro Forma Financial Information:

              Pro Forma Consolidated Balance Sheet

              Notes to Pro Forma Consolidated Balance Sheet

              Pro Forma Consolidated Statement of Income

              Notes to Pro Forma Consolidated Statement of Income

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              --------------------------------------------------


To the Board of Directors and Shareholders of Thompson Medical Company, Inc.:

We have audited the accompanying statements of assets acquired and liabilities assumed as of November 30, 1998 and 1997, of the Dexatrim, Aspercreme, Sportscreme, Arthritis Hot, and Capzasin U.S. Product lines (the U.S. Acquired Brands) of Thompson Medical Company, Inc. (the Business) and the related statements of net sales and product contribution for the years ended November 30, 1998, 1997 and 1996. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements reflect the assets acquired and liabilities assumed and the net sales and product contribution attributable to the U.S. Acquired Brands and are not intended to be a complete presentation of the U.S. Acquired Brands' assets, liabilities, revenues or expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the U.S. Acquired Brands as of November 30, 1998 and 1997 and the net sales and product contribution of the U.S. Acquired Brands for the years ended November 30, 1998, 1997 and 1996, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


West Palm Beach, Florida,
 January 20, 1999.

                        THOMPSON MEDICAL COMPANY, INC.
                        ------------------------------
                             U.S. ACQUIRED BRANDS
                             --------------------

             STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
             -----------------------------------------------------
                       AS OF NOVEMBER 30, 1998 AND 1997
                       --------------------------------
                                (In Thousands)


                                              1998          1997
                                            --------      --------
                    ASSETS
                    ------

INVENTORIES                                 $ 3,435       $ 2,740

MACHINERY                                       685           685
 Less: accumulated depreciation                (668)         (612)
                                            -------       -------
          Total machinery                        17            73
                                            -------       -------

          Total assets                      $ 3,452       $ 2,813
                                            -------       -------

                  LIABILITIES
                  -----------

ACCRUED EXPENSES:
 Consumer promotion                         $    34       $   130
 Sales returns                                  461           651
                                            -------       -------
          Total accrued expenses                495           781
                                            -------       -------

          Assets less liabilities           $ 2,957       $ 2,032
                                            =======       =======



                The accompanying notes to financial statements
                   are an integral part of these statements.

                        THOMPSON MEDICAL COMPANY, INC.
                        ------------------------------
                             U.S. ACQUIRED BRANDS
                             --------------------

               STATEMENTS OF NET SALES AND PRODUCT CONTRIBUTION
               ------------------------------------------------
             FOR THE YEARS ENDED NOVEMBER 30, 1998, 1997 AND 1996
             ----------------------------------------------------
                                (In Thousands)


                                               1998        1997       1996
                                            ---------   ---------  ---------
NET SALES                                   $ 54,735    $ 55,752   $ 54,661

COST OF GOODS SOLD                            12,071      12,130     11,657
                                            ---------   ---------  ---------
       Gross margin                           42,664      43,622     43,004

  Advertising                                 16,530      20,152     13,225
  Promotion                                    5,521       4,719      5,277
  Allocated warehouse and distribution         1,804       1,582      1,394
  Allocated variable selling                     964         922        976
                                            ---------   ---------  ---------

       Product contribution                 $ 17,845    $ 16,247   $ 22,132
                                            =========   =========  =========



                The accompanying notes to financial statements
                   are an integral part of these statements.

                        THOMPSON MEDICAL COMPANY, INC.
                        ------------------------------
                             U.S. ACQUIRED BRANDS
                             --------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          NOVEMBER 30, 1998 AND 1997
                          --------------------------


1.   DESCRIPTION OF BUSINESS
     -----------------------

The Business manufactures and markets over-the-counter appetite suppressants and external analgesic products. The products are sold through wholesalers and directly to retailers throughout the United States.

On December 21, 1998, the Company sold the U.S. Acquired Brands, certain other minor brands and the related worldwide rights to Chattem, Inc. ("Chattem"). Under the terms of this agreement, Chattem acquired the brand inventories, and specified fixed assets, assumed certain liabilities for returns and coupons, subject to specified limitations, and assumed all commitments for advertising and promotion of the brands following the closing date. The purchase price was $95 million, subject to adjustment based on the final value of the inventories.

2.   BASIS OF PRESENTATION
     ---------------------

The accompanying financial statements present only the assets acquired and liabilities assumed and the net sales and product contribution of the U.S. Acquired Brands. These financial statements include all adjustments necessary for a fair presentation of the U.S. assets acquired and liabilities assumed at November 30, 1998 and 1997 and of the U.S. net sales and product contribution for the years ended November 30, 1998, 1997 and 1996. These financial statements have been prepared in accordance with Thompson Medical Company, Inc. accounting principles which are in accordance with generally accepted accounting principles.

These financial statements set forth only the net sales and operational expenses attributable to the U.S. Acquired Brands and do not purport to represent all the costs and expenses associated with a stand alone, separate company. Accordingly, not included in operating expenses are the expenses associated with product management, sales administration, marketing, legal and other administrative functions.

The statements of net sales and product contribution includes amounts attributable to the manufacture, sales, promotion and advertisement of the U.S. Acquired Brands. Net sales include allowances for sales returns and cash discounts. Product contribution represents net sales less cost of goods sold, distribution, promotion, advertising and variable selling expenses attributable to the U.S. Acquired Brands. Included in production contribution is an allocation of certain expenses attributable to the U.S. Acquired Brands. These expenses have been allocated to the U.S. Acquired Brands by the Business based upon various factor's which management believes are reasonable.

Net sales by the Business to one customer comprised approximately 19%, 19% and 17% of total net sales for the years ended November 30, 1998, 1997 and 1996, respectively.

3.   SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES
     -------------------

     Use of Estimates
     ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates.

     Inventories, net
     ----------------

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist of the following:

                                      1998           1997
                                   --------       --------
          Component parts          $  1,516       $  1,164
          Finished goods              1,919          1,576
                                   --------       --------
                                   $  3,435       $  2,740
                                   ========       ========

     Machinery
     ---------

Expenditures for additions, renewals and betterments are capitalized at cost. Depreciation is generally computed by accelerated methods based on the estimated useful lives of the related assets. Machinery has been depreciated over 5 years.

The machinery and equipment is located at a third party manufacturer.

4.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

The Business has entered into promotional, advertising, supply and certain other commitments that are considered normal to the Business.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet gives effect to the acquisition of the Thompson Products, the borrowings under the Credit Facility and the issuance of 125,500 shares of the Company's common stock (the "Transactions") as if they had occurred on November 30, 1998. The following unaudited pro forma consolidated statement of income gives effect to the Transactions, the previously reported acquisition of BAN, and the disposition of CornSilk as if they had occurred on December 1, 1997.

The unaudited pro forma financial information is presented for informational purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the Transactions been completed as of the dates indicated and is not necessarily indicative of the Company's future financial position or results of operations.

                Unaudited Pro Forma Consolidated Balance Sheet
                                (In thousands)

                                                               HISTORICAL
                                              HISTORICAL        THOMPSON
                                             CHATTEM AS OF   PRODUCTS AS OF
                                             NOVEMBER 30,     NOVEMBER 30,       PRO FORMA
                                                 1998            1998           ADJUSTMENTS          PRO FORMA
                                             -------------   --------------     -----------         -----------
ASSETS:
Cash                                         $   2,076                                              $   2,076
Accounts receivable                             36,581                                                 36,581
Inventories                                     19,606       $     3,435                               23,041
Other current assets                             3,833                                                  3,833
                                             ---------       --------------                         -----------
     Total current assets                       62,096             3,435                               65,531
                                             ---------       --------------                         -----------

PP&E, net                                       18,146                17        $      83    (a)       18,246
                                             ---------       --------------                         -----------

Investment in Elcat                              3,102                                                  3,102
Trademarks and other, net                      272,226                             92,266    (a)      364,492
Other noncurrent assets                         13,442                              2,120    (b)       15,562
                                             ---------                                              -----------
     Total non-current assets                  288,770                                                383,156
                                             ---------                                              -----------
     Total assets                            $ 369,012       $     3,452                            $ 466,933
                                             =========       ==============                         ===========


LIABILITIES & EQUITY:
Current maturities of debt                      17,444                            (17,444)   (c)       14,000
                                                                                   14,000    (c)
Accounts payable & other accrued
  liabilities                                   43,968               495                               44,463
                                             ---------       --------------                         -----------
     Total current liabilities                  61,412               495                               58,463
                                             ---------       --------------                         -----------

Long-term debt                                 273,913                            (25,070)   (c)      370,355
                                             ---------                            121,512    (c)    -----------

Other noncurrent liabilities                     8,936                                                  8,936
                                             ---------                                              -----------

Shareholders' equity:
Net assets acquired                                  -             2,957           (2,957)   (d)            -
Common stock                                     1,994                                 26    (c)        2,020
Paid-in surplus                                 69,068                              4,974    (c)       74,042
Accumulated deficit                            (44,960)                              (572)   (b)      (45,532)
Foreign currency translation adjustment         (1,351)                                                (1,351)
                                             ---------       --------------                         -----------
     Total shareholders' equity                 24,751             2,957                               29,179
                                             ---------       --------------                         -----------
     Total liabilities and shareholders'
        equity                               $ 369,012       $     3,452                            $ 466,933
                                             =========       ==============                         ===========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                (In Thousands)


(a) The acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". The purchase price is being allocated first to the tangible and identifiable assets and liabilities of the Thompson Products based upon preliminary estimates of their fair market values, with the remainder allocated to "Patents, trademarks, and other purchased products rights" as follows:


                    Purchase price                          $ 95,000
                    Acquisition expenses                         306
                    Book value of net assets acquired         (2,957)
                    Estimated allocation to property,
                    plant and equipment                          (83)
                                                            --------
                                                            $ 92,266
                                                            ========

(b) Reflects the deferred financing costs related to the Credit Facilities ($2,692) offset by the write-off of deferred financing costs related to the existing senior debt ($572).

(c) Represents the borrowings under the Credit Facilities and the issuance of 125,500 shares of the Company's common stock to fund the acquisition of the Thompson Products and the repayment of existing senior debt:


                    Borrowings under Credit Facilities      $ 135,512
                    Financing costs                            (2,692)
                    Issuance of common stock                    5,000
                                                            ---------
                                                            $ 137,820
                                                            =========

                    Purchase price                          $  95,000
                    Acquisition expenses                          306
                    Repayment of existing senior debt          42,514
                                                            ---------
                                                            $ 137,820
                                                            =========

(d)  Reflects the elimination of the Thompson Products net asset balance.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED NOVEMBER 30, 1998
                   (In thousands, except per share amounts)


                                                  HISTORICAL BAN      HISTORICAL        HISTORICAL
                                   HISTORICAL     FOR THE PERIOD       THOMPSON      CORNSILK FOR THE
                                  CHATTEM FOR          FROM          PRODUCTS FOR      PERIOD FROM
                                 THE YEAR ENDED    DECEMBER 31,     THE YEAR ENDED      DECEMBER 1
                                  NOVEMBER 30,   1997 TO MARCH 23,   NOVEMBER 30,     1997 TO MAY 12,   PRO FORMA       PRO
                                      1998             1998              1998              1998        ADJUSTMENTS     FORMA
                                 --------------  -----------------  ---------------  ----------------  -----------    --------
NET SALES                        $ 220,064       $  19,444          $  54,735        $  (4,534)                       $289,709
Cost of sales                       60,889           7,026             12,071           (1,767)        $  (2,250) (a)   75,969
                                 --------------  --------------     ------------     -------------     -----------    --------
Gross margin                       159,175          12,418             42,664           (2,767)                        213,740

Advertising and promotion           86,592           9,438             22,051           (2,189)            1,387  (b)  119,586
                                                                                                           2,307  (b)
Selling, general, and
   administrative                   27,364           1,655              2,768             (539)                         31,248
                                 --------------  --------------     ------------     -------------                    --------

Income from operations              45,219           1,325             17,845              (39)                         62,906
Interest expense                    26,676                                                                 5,916  (c)   36,506
                                                                                                           4,379  (c)
                                                                                                            (465) (c)
Gain on product divestiture         (9,548)                                                                9,548  (d)        -
Other income, net                     (881)                                                                               (881)
                                 --------------  --------------     ------------     -------------                    --------
Income before income taxes
   and extraordinary loss           28,972           1,325             17,845              (39)                         27,281
Provision for income taxes          10,844             490      (e)     6,603    (e)       (14)    (e)    (7,704) (e)   10,219
                                 --------------  --------------     ------------     -------------                    --------
Income before extraordinary loss $  18,128       $     835          $  11,242        $     (25)                       $ 17,062
                                 ==============  ==============     ============     =============                    ========
Weighted average
   shares outstanding                9,374                                                                               9,500(f)
Weighted average and             ==============                                                                       ========
   dilutive potential
   shares outstanding                9,735                                                                               9,861(f)
Earnings per share:              ==============                                                                       ========
Basic                            $    1.93                                                                            $   1.80
                                 ==============                                                                       ========
Diluted                          $    1.86                                                                            $   1.73
                                 ==============                                                                       ========

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                            (DOLLARS IN THOUSANDS)


(a) Reflects management's estimate of the cost savings that would have been generated during the period from December 31, 1997 to March 23, 1998. Following the consummation of the acquisition of BAN, Chattem entered into a manufacturing agreement with Bristol-Myers Squibb (BMS), pursuant to which BMS will manufacture BAN at a pro forma cost savings of approximately $2,250 over the amount reflected for the manufacture of BAN in the Historical Ban financial statements for the period from December 31, 1997 to March 23, 1998.

(b) Represents additional amortization of trademarks for BAN ($1,387) and the Thompson Products ($2,307).

(c) Represents the increase in interest expense resulting from the March 1998 incurrence of indebtedness under the Company's 8.875% Senior Subordinated Notes due 2008 ($5,916) and under the Credit Facilities ($4,379) offset by the interest savings resulting from the repayment of existing bank indebtedness from the proceeds of the sale of CornSilk ($465).

(d)  Reflects the elimination of the gain on the sale of CornSilk.

(e)  Represents income tax expense (benefit) at an effective tax rate of 37%.

(f)  Reflects the issuance of 125,500 shares of the Company's common stock.

        (c)  Exhibits

              *2.1 Purchase and Sale Agreement dated November 16, 1998 by and among Thompson Medical Company, Inc., Chattem, Inc. and Signal Investment & Management Co.

             *10.1 Amended and Restated Credit Agreement (New Credit Agreement) dated December 21, 1998 among Chattem, Inc., its domestic subsidiaries, identified Lenders and NationsBank, N.A., as agent.

             *10.2 Amended and Restated Credit Agreement (Supplemental Credit Agreement) dated December 21, 1998 among Chattem, Inc., its domestic subsidiaries, identified Lenders and NationsBank, N.A., as agent.

              23     Consent of independent certified public accountants.

             *99.1   Press Release dated December 22, 1998.



* Incorporated by reference from exhibit with the same number to the Registrant's Current Report on Form 8-K, as filed with the Commission on December 28, 1998.

                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 26, 1998                   CHATTEM, INC.


                                    By:  /s/ A. Alexander Taylor II
                                         --------------------------------------
                                          A. Alexander Taylor II,
                                          President and Chief Operating Officer